                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 31, 1993




                         FIRST ALABAMA BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)





   Delaware                  0-6159                63-0589368
(State or other            (Commission          (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)




417 North 20th Street, Birmingham, Alabama                  35203
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (205) 832-8450
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Item 2.  Acquisition or Disposition of Assets

On December 31, 1993 (the "Effective Date"), First Alabama Bancshares, Inc. ("First Alabama") completed the acquisition of Secor Bank, Federal Savings Bank ("Secor"). The acquisition was accomplished by means of the merger ("the Merger") with and into Secor of Secor Interim Federal Savings Bank ("Secor Interim"), a newly-formed second tier subsidiary of First Alabama, pursuant to the Amended and Restated Agreement and Plan of Reorganization between First Alabama and Secor dated as of May 26, 1993 as amended and restated as of August 15, 1993 (the "Agreement"), and the related Agreement of Merger and Combination between Secor and Secor Interim dated as of August 15, 1993. As a result of the Merger, Secor became a wholly-owned second tier subsidiary of First Alabama. In conjunction with and as a part of the Merger, each of the 4,707,840 shares of Secor common stock was converted into 0.684 of a share of First Alabama common stock. Immediately prior to the Effective Date, First Alabama had 37,829,163 shares of common stock issued and outstanding; 3,220,162 shares of First Alabama common stock resulted from the conversion of Secor common stock; and 41,049,325 shares of First Alabama common stock were issued and outstanding immediately following the Merger.

        On December 30, 1993, Secor paid to the Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund, $30.8 million in cash for warrants to acquire a 25% equity interest in Secor (the "Warrants"). The funds used to purchase the Warrants came from Secor's general working capital funds.

        The consideration given by First Alabama to Secor stockholders in the Merger was determined in arms-length negotiations between First Alabama and Secor. There were no material relationships between First Alabama and Secor, or between the affiliates, directors and officers of First Alabama and their associates, on the one side, and the affiliates, directors and officers of Secor and their associates, on the other side. First Alabama attempted to agree upon an exchange ratio that would be sufficiently attractive to Secor to induce Secor's agreement, and not result in significant dilution to First Alabama's earnings or shareholders' equity. First Alabama also took into account the trading price of its common stock at the time it entered into the agreement, and agreed that the exchange ratio would be adjusted, as provided for in the Agreement, based on changes in the market price of First Alabama's common stock between the time the Agreement was negotiated and the valuation period specified in the Agreement. When the agreement was negotiated in May 1993, the market price of First Alabama's common stock approximated $33.00 per share. The valuation period occurred in November, 1993, resulting in a exchange ratio of 0.684 of a share of First Alabama for each one share of Secor common stock. If the valuation had been based on $33.00 per share of First Alabama common stock, the exchange ratio would have been 0.667. The cash consideration paid by Secor to the FDIC for the Warrants was based on the same market valuation used to determine the exchange ratio.

        Secor is a Birmingham-based thrift institution with assets of approximately $1.9 billion as of September 30, 1993, and with 23 banking offices in Alabama, 15 in Louisiana and 4 in Florida. The Alabama branches, except for one branch in Centre, Alabama, will be transferred to First Alabama Bank, First Alabama's commercial banking subsidiary in Alabama, in January, 1994. The Centre branch is required to be divested as a condition to approval of the Merger by the Board of Governors of the Federal Reserve System.

        The plant, equipment, and other physical property acquired by First Alabama in the Merger is not material.
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Item 7.  Financial Statements and Exhibits.

        (a) Financial Statements of business acquired. The Consolidated Statements of Financial Condition at December 31, 1992 and 1991, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows, and Notes to Consolidated Statements for the years ended December 31, 1992, 1991, and 1990 of Secor Bank, Federal Savings Bank, are incorporated herein by reference to Exhibit 99.1 hereto.

        The unaudited Consolidated Statement of Financial Condition at September 30, 1993, unaudited Consolidated Statements of Operations, unaudited Consolidated Statements of Cash Flows, and unaudited Notes to Consolidated Statements for the nine months ended September 30, 1993 and 1992, of Secor Bank, Federal Savings Bank, are incorporated herein by reference to
Exhibit 99.2 hereto.

   (b) Pro Forma Financial Information. The pro forma combined condensed Statement of Condition (unaudited) at September 30, 1993, and the pro forma combined condensed Statements of Income (unaudited) for the nine months ended September 30, 1993, and for the year ended December 31, 1992, are incorporated herein by reference to Exhibit 99.3, hereto.

   (c) Exhibits. The exhibits listed in the exhibit index are filed as a part of or incorporated by reference in this current report on Form 8-K.
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                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  FIRST ALABAMA BANCSHARES, INC. (Registrant)

                                By:      /s/ Robert P. Houston
                                         Executive Vice President
                                         and Comptroller
Date: January 14, 1994
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                                 EXHIBIT INDEX


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                                                                                         Sequential
Exhibit                                                                                   Page No.

2.1 Amended and Restated Agreement and Plan of Reorganization dated as of August 15, 1993, by and between First Alabama Bancshares, Inc. and Secor Bank, Federal Savings Bank - incorporated by reference from First Alabama's Registration Statement on Form S-4, No. 33-69612, filed under the Securities Act of 1933.

2.2 Plan of Merger and Combination dated as of August 15, 1993, by and between Secor Bank, Federal Savings Bank and Secor Interim Federal Savings Bank
- - incorporated by reference from First Alabama's Registration Statement on Form S-4, No. 33-69612, filed under the Securities Act of 1933.

24.       Consent of Arthur Andersen & Co.

99.1      Consolidated Statements of Financial Condition at December
31, 1992 and 1991, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows, and Notes to Consolidated Statements for the years ended December 31, 1992, 1991, and 1990 of Secor Bank, Federal Savings Bank.

99.2      Unaudited Consolidated Statement of Financial Condition at
September 30, 1993, unaudited Consolidated Statements of Operations, unaudited Consolidated Statements of Cash Flows, and unaudited Notes to Consolidated Statements for the nine months ended September 30, 1993 and 1992, of Secor Bank, Federal Savings Bank.

99.3 Pro forma combined condensed Statement of Condition (unaudited) at September 30, 1993, and pro forma combined condensed Statements of Income (unaudited) for the nine months ended September 30, 1993, and for the year ended December 31, 1992.

99.4      Press Release dated January 3, 1994.


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